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                                                                    EXHIBIT 10.8

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                          MINDSPEED TECHNOLOGIES, INC.
                              DIRECTORS STOCK PLAN
                             STOCK OPTION AGREEMENT
                        STOCK OPTION TERMS AND CONDITIONS

1.    Definitions

      Capitalized terms used and not defined herein shall have the respective meanings assigned to such terms in the Plan. As used in these Stock Option Terms and Conditions, the following words and phrases shall have the respective meanings ascribed to them below unless the context in which any of them is used clearly indicates a contrary meaning:

      (a) FAST: Fidelity's automated service telephone system that is used to facilitate stock option transactions.

      (b) FIDELITY: Fidelity Stock Plan Services, the stock option administrator whom Mindspeed has engaged to administer and process all stock option exercises.

      (c)   GRANT DATE: The date of the grant of the Options.

      (d) GRANT LETTER: The letter from Mindspeed granting the stock option or stock options to you.

      (e)   MINDSPEED: Mindspeed Technologies, Inc., a Delaware corporation.

      (f)   NASDAQ: The Nasdaq National Market.

      (g) OPTIONS: The stock option or stock options listed in the first paragraph of the Grant Letter and which together with these Stock Option Terms and Conditions constitutes the Stock Option Agreement.

      (h) OPTION SHARES: The shares of Mindspeed Common Stock issuable or transferable on exercise of the Options.

      (i) PLAN: Mindspeed's 2003 Directors Stock Plan, as such Plan may be amended and in effect at the relevant time.

      (j)   SHARES: Shares of Mindspeed Common Stock.

      (k) STOCK OPTION AGREEMENT: These Stock Option Terms and Conditions together with the Grant Letter to which they are attached.

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      (l)   WEB: Fidelity's website that is used to facilitate stock option transactions.

2.    When Options May be Exercised

      The Options may be exercised, in whole or in part (but only for a whole number of shares) and at one time or from time to time, as follows:

                                       Beginning                  Ending
                                       ---------                  ------
25% of the Option Shares        1 Year from Grant Date     10 Years from Grant Date
25% of the Option Shares        2 Years from Grant Date    10 Years from Grant Date
25% of the Option Shares        3 Years from Grant Date    10 Years from Grant Date
25% of the Option Shares        4 Years from Grant Date    10 Years from Grant Date

      All vesting increments are rounded to the nearest whole number of Option Shares and vest only during the period indicated above, provided that:

      (a) if you die while a Director of Mindspeed, your estate, or any person who acquires the Options by bequest or inheritance, may exercise all the Options not theretofore exercised within (and only within) the period beginning on your date of death (even if you die before you have become entitled to exercise all or any part of the Options) and ending three (3) years thereafter or ten (10) years after the Grant Date, if earlier;

      (b) if you retire as a Director at or after age fifty five (55) and completing at least five (5) years of service as a Director, you (or if you die after your retirement date, your estate or any person who acquires the Options by bequest or inheritance) may thereafter exercise the Options not theretofore exercised within (and only within) the period beginning on your retirement date (even if you retire before you have become entitled to exercise all or any part of the Options) and ending five (5) years thereafter or on ten (10) years after the Grant Date, if earlier;

      (c) if your service as a Director terminates as a result of your disability or as a result of your resignation for reasons of the antitrust laws, compliance with Mindspeed's conflict of interest policies or other circumstances that the Committee may determine as serving the best interests of Mindspeed, you (or if you die after termination of your service as a Director, your estate or any person who acquires the Options by bequest or inheritance) may thereafter exercise the Options not theretofore exercised that are exercisable on the date your service as a Director terminates within (and only within) such period, if any, after your termination date as the Committee may determine by action taken not more than sixty (60) days after your termination date, which period shall in no event end more than five years after your termination date or on ten (10) years from the Grant Date, if earlier;

      (d) in the event a Change of Control shall occur, then all the Options shall forthwith become fully exercisable whether or not otherwise then exercisable; and

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      (e)   if your service as a Director terminates for any other reason, the
            Options shall terminate forthwith on the date of termination of your service as a Director and shall not be exercised thereafter.

3.    Exercise Procedure

      (a) To exercise all or any part of the Options, you (or after your death, your estate or any person who has acquired the Options by bequest or inheritance) must:

            (i) contact the administrator, Fidelity, by using the FAST or Web system or by speaking to a Fidelity customer service representative and follow the instructions provided;

            (ii) confirm the Option transaction by receiving a confirmation number through the FAST or Web system or by speaking to a Fidelity customer service representative;

            (iii) submit full payment of the exercise price for the Option
                  Shares to be purchased on exercise of the Options:

                  -     by check or cash; or

                  -     in Shares; or

                  -     in a combination of check or cash and Shares; and

            (iv) provide, in the case of an exercise of the Options by any person other than you seeking to exercise the Options, such documents as Fidelity or the Secretary of Mindspeed shall require to establish to their satisfaction that the person seeking to exercise the Options is entitled to do so.

      (b) An exercise of the whole or any part of the Options shall be effective:

            (i) if you elect (or after your death, the person entitled to exercise the Options elects) to pay the exercise price for the Option Shares entirely by check or cash, (i) upon confirmation of your transaction by using the FAST or Web system or by speaking to a Fidelity customer service representative and full payment of the exercise price and withholding taxes (if applicable) are received by Fidelity within three (3) business days following the confirmation; and (ii) receipt of any documents required pursuant to Section 3(a)(iv); and

            (ii) if you elect (or after your death, the person entitled to exercise the Options elects) to pay the exercise price of the Option Shares in Shares or in a combination of Shares and check or cash, (i) upon confirmation of your transaction by using the FAST or Web system or by speaking to a Fidelity customer service representative and full payment of the exercise price (as defined in Section 3(d)(i)) and withholding taxes (if applicable) are received

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                  by Fidelity within three (3) business days following the
                  confirmation; and (ii) receipt of any documents required pursuant to Section 3(a)(iv).

      (c) If you choose (or after your death, the person entitled to exercise the Options chooses) to pay the exercise price for the Option Shares to be purchased on exercise of any of the Options entirely by check or cash, payment must be made by:

                  - delivering to Fidelity a check or cash in the full amount of the exercise price for those Option Shares; or

                  - arranging with a stockbroker, bank or other financial institution to deliver to Fidelity full payment, by check, cash or (if prior arrangements are made with Fidelity) by wire transfer, of the exercise price of those Option Shares.

            In either event, in accordance with Section 3(e), full payment of the exercise price for the Option Shares purchased must be made within three (3) business days after the exercise has been conducted and confirmed through the FAST or Web system or by speaking to a Fidelity customer service representative.

      (d)   (i)   If you choose (or after your death, the person entitled to exercise the Options chooses) to use already-owned Shares to pay all or part of the exercise price for the Option Shares to be purchased on exercise of any of the Options, you (or after your death, the person entitled to exercise the Options) must deliver to Fidelity one or more certificates (and executed stock powers), or authorize the book-entry transfer to Mindspeed of Shares, representing:

                  - at least the number of Shares whose value, based on the closing price of the Shares on the NASDAQ reporting system on the day you have exercised your Options through the FAST or Web system or by speaking to a Fidelity customer service representative, equals the exercise price for those Option Shares; or

                  - any lesser number of Shares you desire (or after your death, the person entitled to exercise the Options desires) to use to pay the exercise price for those Option Shares and a check or cash in the amount of such exercise price less the value of the Shares delivered, based on the closing price of the Shares on the NASDAQ reporting system on the day you have exercised your Options through the FAST or Web system or by speaking to a Fidelity customer service representative.

                  In the event you are using Shares acquired from a Mindspeed benefit plan, including but not limited to a stock option plan, restricted stock plan, performance share plan and employee stock purchase plan, these Shares must have been held for a minimum of six (6) months from the date of

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                  acquisition. You will be required to provide proper
                  documentation attesting to the fact that the Shares used to pay all or part of the exercise price for the Option Shares are mature Shares. In the event you are using Shares purchased on the open market, there is no required holding period.

            (ii) Fidelity will advise you (or any other person who, being entitled to do so, exercises the Options) of the exact number of Shares, valued in accordance with Section 4 of the Plan at the closing price on the NASDAQ reporting system on the effective date of exercise under Section 3(a)(ii), and any funds required to pay in full the exercise price for the Option Shares purchased. In accordance with Section 3(e), you (or such other person) must pay, by check or cash, in Shares or in a combination of check or cash and Shares, any balance required to pay in full the exercise price of the Option Shares purchased within three (3) business days following the confirmation date of such exercise of the Options under
                  Section 3(a)(ii).

            (iii) Notwithstanding any other provision of this Stock Option
                  Agreement, the Secretary of Mindspeed may limit the number, frequency or volume of successive exercises of any of the Options in which payment is made, in whole or in part, by delivery of Shares pursuant to this subparagraph (d) to prevent unreasonable pyramiding of such exercises.

      (e) An exercise conducted and confirmed through the FAST or Web system or by speaking to a Fidelity customer service representative, whether or not full payment of the exercise price for the Option Shares is date of by Fidelity, shall constitute a binding contractual obligation by you (or the other person entitled to exercise the Options) to proceed with and complete that exercise of the Options (but only so long as you continue, or the other person entitled to exercise the Options continues, to be entitled to exercise the Options on that date). By your acceptance of this Stock Option Agreement, you agree (for yourself and on behalf of any other person who becomes entitled to exercise the Options) to deliver or cause to be delivered to Fidelity any balance of the exercise price for the Option Shares to be purchased upon the exercise pursuant to the transaction conducted through the FAST or Web system or by speaking to a Fidelity customer service representative required to pay in full the exercise price for those Option Shares, that payment being by check, cash, wire transfer, in Shares or in a combination of check or cash and Shares, on or before the later of the third
            (3rd) business day after the date on which you confirm the transaction through the FAST or Web system or by speaking to a Fidelity customer service representative. If such payment is not made, you (for yourself and on behalf of any other person who becomes entitled to exercise the Options) authorize Mindspeed, in its discretion, to set off against salary payments or other amounts due or which may become due you (or the other person entitled to exercise the Options) any balance of the exercise price for those Option Shares remaining unpaid thereafter.

      (f) A book-entry statement representing the number of Option Shares purchased will be issued as soon as practicable (i) after Fidelity has received full payment therefor or

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            (ii) at Mindspeed's or Fidelity's election in their sole discretion, after Mindspeed or Fidelity has received (x) full payment of the exercise price of those Option Shares and (y) any reimbursement in respect of withholding taxes due pursuant to Section 5.

4.    Transferability

      You are not entitled to transfer the Options except (i) by will or by the laws of descent and distribution; or (ii) by gift to any member of your immediate family or to a trust for the benefit of one or more members of your immediate family; provided, however, that no transfer pursuant to this clause (ii) shall be effective unless you have notified Mindspeed's Office of the Secretary (Attention: Stock Administration) in writing specifying the Option or Options transferred, the date of the gift and the name and Social Security or other Taxpayer Identification Number of the transferee. During your lifetime, only you are entitled to exercise the Options unless you have transferred any Option in accordance with this paragraph to a member of your immediate family or a trust for the benefit of one or more members of your immediate family, in which case only that transferee (or the legal representative of the estate or the heirs or legatees of that transferee) shall be entitled to exercise that Option. For purposes of this paragraph, your "immediate family" shall mean your spouse and natural, adopted or step-children and grandchildren.

5.    Withholding

      Mindspeed or Fidelity shall have the right, in connection with the exercise of the Options in whole or in part, to deduct from any payment to be made by Mindspeed or Fidelity under the Plan an amount equal to the taxes required to be withheld by law with respect to such exercise or to require you (or any other person entitled to exercise the Options) to pay to it an amount sufficient to provide for any such taxes so required to be withheld. By your acceptance of this Stock Option Agreement, you agree (for yourself and on behalf of any other person who becomes entitled to exercise the Options) that if Mindspeed or Fidelity elects to require you (or such other person) to remit an amount sufficient to pay such withholding taxes, you (or such other person) must remit that amount within three (3) business days after the confirmation of the Option exercise (Section 3(a)(ii)). If such payment is not made, Mindspeed, in its discretion, shall have the same right of set-off with respect to payment of the withholding taxes in connection with the exercise of the Option as provided under Section 3(e) with respect to payment of the exercise price.

6.    Rights as Shareowner

      You will not have any rights as a shareowner with respect to any Option Shares unless and until you become the holder of such Option Shares on the books and records of Mindspeed.

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7.    Headings

      The section headings contained in these Stock Option Terms and Conditions are solely for the purpose of reference, are not part of the agreement of the parties and shall in no way affect the meaning or interpretation of this Stock Option Agreement.

8.    References

      All references in these Stock Option Terms and Conditions to Sections, paragraphs, subparagraphs or clauses shall be deemed to be references to Sections, paragraphs, subparagraphs and clauses of these Stock Option Terms and Conditions unless otherwise specifically provided.

9.    Entire Agreement

      This Stock Option Agreement and the Plan embody the entire agreement and understanding between Mindspeed and you with respect to the Options, and there are no representations, promises, covenants, agreements or understandings with respect to the Options other than those expressly set forth in this Stock Option Agreement and the Plan.

10.   Applicable Laws and Regulations

      This Stock Option Agreement and Mindspeed's obligation to issue Option Shares hereunder are governed by the laws of Delaware and the Federal law of the United States.

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